CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-142271 on Form S-8 and Registration Statement Nos. 333-182642, 333-182116, and 333-196939 on Form S-3 of our reports dated February 25, 2015, relating to the consolidated financial statements of DCP Midstream Partners, LP and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of DCP Midstream Partners, LP for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Denver, Colorado
February 25, 2015